Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-210334 on Form S-3 of our report dated March 15, 2016 (May 26, 2016 as to Note 2) relating to the consolidated financial statements of A.M. Castle & Co. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s election to change its method of accounting for its United States metals inventory from the last-in first-out method to the average cost method) appearing in the Current Report on Form 8-K of the Company dated May 26, 2016, our report dated March 15, 2016 relating to the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 26, 2016